UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

Abercrombie & Fitch Co.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2014, Abercrombie & Fitch Co. (“A&F” or the “Registrant”) announced that Christos E. Angelides, age 51, has been named President – Abercrombie & Fitch and abercrombie (kids) brand for the Registrant and will become an executive officer of the Registrant, effective upon his starting employment with A&F on or about November 17, 2014. Mr. Angelides accepted his offer from A&F (the “2014 Offer Letter”) on June 10, 2014. Mr. Angelides’ employment is contingent upon the Registrant obtaining work authorization for Mr. Angelides in the United States.

Mr. Angelides has been a Group Product Director of Next Plc (“Next”), which operates the NEXT retail chain in the UK and 40 other countries as well as direct-to-consumer services, since 2000. Mr. Angelides served as General Manager of Next’s sourcing office in Hong Kong from 1989 to 1991. At Next, he was appointed Menswear Product Director in 1994 and Womenswear Product Director in 1998, serving in those capacities until 1998 and 2000, respectively. Mr. Angelides has also been a member of the Board of Directors of Next Plc.

The Registrant has determined that neither Mr. Angelides nor any of his immediate family members has had (nor does any propose to have) a direct or indirect interest in any transaction in which the Registrant or any of the Registrant’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

Pursuant to the 2014 Offer Letter, Mr. Angelides will receive an annual base salary of $995,000, and his target annual cash incentive opportunity under A&F’s Incentive Compensation Performance Plan (the “Incentive Plan”) will be 125% of his base salary (the maximum incentive opportunity will be 250% of his base salary). Assuming that he is an active A&F associate on the payout date, Mr. Angelides will be guaranteed a minimum cash incentive payout of $250,000 for the fiscal year ending January 31, 2015 (the “FY 2014 Guaranteed Minimum Bonus”).

Upon joining A&F, Mr. Angelides will receive a one-time sign-on bonus of $100,000, subject to his agreeing to repay the sign-on bonus in full if he resigns without good reason or is terminated for gross misconduct within 36 months of his first day of employment. In addition, Mr. Angelides may receive an additional bonus in an amount up to $512,000 to compensate him for the forfeiture of his Fiscal Year 2014 Next bonus, if applicable. Mr. Angelides will also receive a one-time bonus payment of $50,000 for miscellaneous relocation costs and to assist with periodic pre-relocation travel costs between his residence in the United Kingdom and A&F’s home office in Ohio, and up to $40,000 in closing costs toward the purchase of a new primary residence. Payment of these relocation costs is subject to Mr. Angelides agreeing to repay the costs in full if he resigns without good reason or is terminated for cause within 36 months of his first day of employment.

Management of A&F will also recommend to the Compensation Committee of A&F’s Board of Directors (the “Compensation Committee”) that Mr. Angelides receive an inducement grant (the “Inducement Grant”) of (a) stock appreciation rights (“SARs”) with an approximate value of $625,000 and (b) performance share awards (“PSAs”) with an approximate value of $1,875,000. In addition, management of A&F will recommend to the Compensation Committee that Mr. Angelides be granted restricted stock units (“RSUs”) with an approximate value of $8,000,000 (based on the market price of A&F’s shares of Class A Common Stock (the “Common Stock”) on the grant date) to replace the Next equity awards which will be forfeited by Mr. Angelides as a result of the termination of his employment with Next (the “Equity Replacement Grant”). The Equity Replacement Grant is approximately equal to the estimated value of the Next equity awards. The Equity Replacement Grant is subject to a later offset in the event that the replacement value of the Next equity awards forfeited by Mr. Angelides was overvalued. The SAR Inducement Grant and the Equity Replacement Grant will be considered by the Compensation Committee at its first regularly scheduled meeting following Mr. Angelides’ date of hire. The PSA Inducement Grant will be considered by the Compensation Committee in or around March 2015 at the same time it considers PSA grants for other executives of A&F. The Inducement Grant would be upon terms and subject to vesting schedules substantially similar to those established for A&F’s other senior executives. The Equity Replacement Grant would be subject to a three-year vesting schedule, under which 50% of the RSUs subject to the Equity Replacement Grant would vest on the first anniversary of the grant date, 30% would vest on the second anniversary of the grant date and 20% would vest on the third anniversary of the grant date.

Mr. Angelides also will be entitled to participate in A&F’s benefit plans and receive limited perquisites consistent with those provided to other senior executives of A&F.

If A&F undergoes a change in control (defined consistently with the definition of such term in A&F’s 2005 Long-Term Incentive Plan) within the first year of Mr. Angelides’ employment and his employment is subsequently terminated by A&F or his duties or compensation reduced, A&F would continue his base salary from his termination date through the first anniversary of his employment date, subject to a minimum of six months of salary continuation, and pay him (i) the FY 2014 Guaranteed Minimum Bonus if the termination occurred during the fiscal year ending January 31, 2015 (“Fiscal 2014”) or (ii) a pro-rated bonus based upon his target incentive opportunity under the Incentive Plan and the number of days in the fiscal year lapsed prior to the termination date if the termination occurred during the fiscal year ending January 30, 2016 (“Fiscal 2015”). His medical benefits and life insurance would be provided, on the same basis as applies to similarly-situated active A&F associates, through the salary continuation period.

If the employment of Mr. Angelides is terminated by A&F without cause or by Mr. Angelides for good reason before the first anniversary date of his employment date, A&F would continue his base salary from his termination date through the first anniversary of his employment date, subject to a minimum of six months of salary continuation. His medical benefits and life insurance would continue to be provided, on the same basis as applies to similarly-situated active A&F associates, through the salary continuation period. If the termination is without cause, A&F will pay the FY 2014 Guaranteed Minimum Bonus if the termination occurred during Fiscal 2014 or a pro-rated bonus based upon his target incentive opportunity under the Incentive Plan and the number of days in the fiscal year lapsed prior to the termination date if the termination occurred during Fiscal 2015. If Mr. Angelides terminates his employment for good reason, A&F will pay a pro-rated portion of $1,250,000, based on the number of days in the fiscal year lapsed prior to the termination date. Subject to Mr. Angelides’ execution of a satisfactory release, on the first anniversary of his employment date, A&F would also pay Mr. Angelides $8,000,000, less normal taxes and other withholdings, in lieu of the Equity Replacement Grant, which would be forfeited as a result of the termination of his employment.

If the employment of Mr. Angelides is terminated by A&F without cause or by Mr. Angelides for good reason after the first anniversary date of his employment date but prior to the date when the Inducement Grant and the Equity Replacement Grant would fully vest, A&F would continue his base salary through the six-month anniversary of his termination date and his medical benefits and life insurance would continue to be provided, on the same basis as applies to similarly-situated active A&F associates, through the salary continuation period. If the termination is without cause, A&F would also pay Mr. Angelides a pro-rated bonus based on his target incentive opportunity under the Incentive Plan for the fiscal year in which the termination occurs and the number of days in the fiscal year lapsed prior to his termination date. If Mr. Angelides terminates his employment for good reason, A&F will pay a pro-rated portion of $1,250,000, based on the number of days in the fiscal year lapsed prior to his termination date. A&F will also pay an additional amount in lieu of the Equity Replacement Grant forfeited as a result of the termination of his employment, which amount would vary based on his termination date.

This summary is qualified in its entirety by reference to the complete text of the 2014 Offer Letter, which is incorporated herein by reference and a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

On June 10, 2014, A&F issued a news release announcing that Christos E. Angelides has been named President – Abercrombie & Fitch and abercrombie (kids) brand of the Registrant, effective upon his starting employment with A&F on or before November 17, 2014. A copy of the news release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Offer Letter, executed June 10, 2014, by and between Abercrombie & Fitch Co. and Christos E. Angelides

99.1	Press Release issued by Abercrombie & Fitch Co. on June 10, 2014 related to the naming of Christos E. Angelides as President – Abercrombie & Fitch and abercrombie (kids) brand

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated: June 10, 2014	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Offer Letter, executed June 10, 2014, by and between Abercrombie & Fitch Co. and Christos E. Angelides

99.1	Press Release issued by Abercrombie & Fitch Co. on June 10, 2014 related to the naming of Christos E. Angelides as President – Abercrombie & Fitch and abercrombie (kids) brand